Exhibit 99.1
Freddie Mac Reports Net Income of $2.7 Billion for Third Quarter 2023

Making Home Possible for 389,000 Households in Third Quarter 2023
•Financed 271,000 mortgages, with 56% of eligible loans being affordable to low- to moderate-income families, and enabled 108,000 first-time homebuyers to purchase a home.
•Financed 118,000 rental units, with 90% of eligible units being affordable to low- to moderate-income families.

Third Quarter 2023 Financial Results

Market Liquidity Provided - $98 Billion	Homes and Rental Units Financed - 389,000	Net Worth - $44.7 Billion	Total Mortgage Portfolio - $3.5 Trillion

Consolidated
•Net income of $2.7 billion, an increase of 104% year-over-year, with the increase primarily driven by a credit reserve release in Single-Family in the current period compared to a credit reserve build in Single-Family in the prior period.
•Net revenues of $5.7 billion, an increase of 10% year-over-year, driven by higher net interest income and non-interest income.
•Benefit for credit losses of $0.3 billion, primarily driven by increases in house price appreciation in Single-Family.
•New business activity of $85 billion, down 30% year-over-year, as both home purchase activity and refinance activity slowed due to higher mortgage interest rates.
•Mortgage portfolio of $3.0 trillion, up 2% year-over-year, as portfolio growth has moderated in recent periods due to the slowdown in new business activity.
•Serious delinquency rate of 0.55%, down from 0.67% at September 30, 2022.
•Completed approximately 18,000 loan workouts.
•62% of mortgage portfolio covered by credit enhancements.
•New business activity of $13 billion, down 7% year-over-year, as higher mortgage interest rates have reduced demand for multifamily financing.
•Mortgage portfolio of $432 billion, up 4% year-over-year, as portfolio growth has moderated in recent periods due to the slowdown in new business activity.
•Delinquency rate of 0.24%, up from 0.13% at September 30, 2022.
•95% of mortgage portfolio covered by credit enhancements.

“Freddie Mac delivered solid third quarter earnings while supporting the U.S. housing finance system. Fifteen years after entering conservatorship, Freddie Mac is a stronger, more focused company. Year to date, Freddie Mac has helped make home possible for more than 719,000 single-family homeowners and 292,000 renters and remains strongly committed to the mission of making owning or renting a home affordable and accessible for families across the country.”

Michael J. DeVito
Chief Executive Officer

Net Revenues $5.7 Billion Net Income $2.7 Billion Comprehensive Income $2.7 Billion

Single-Family

Net Revenues $4.9 Billion Net Income $2.3 Billion Comprehensive Income $2.3 Billion

Multifamily

Net Revenues $0.8 Billion Net Income $0.4 Billion Comprehensive Income $0.4 Billion

Freddie Mac Third Quarter 2023 Financial Results
November 1, 2023

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $2.7 billion for the third quarter of 2023, an increase of 104% year-over-year, with the increase primarily driven by a credit reserve release in Single-Family in the current period compared to a credit reserve build in Single-Family in the prior period.
Net revenues were $5.7 billion, up 10% year-over-year, driven by higher net interest income and non-interest income. Net interest income was $4.7 billion, up 4% year-over-year, primarily driven by higher investments net interest income as a result of higher short-term interest rates, partially offset by lower deferred fee income due to slower mortgage prepayment activity. Non-interest income was $0.9 billion, up 50% year-over year, primarily driven by higher guarantee income in Multifamily and higher net investment gains.
Benefit for credit losses was $0.3 billion for the third quarter of 2023, primarily driven by a credit reserve release in Single-Family due to increases in observed and forecasted house price appreciation, partially offset by a credit reserve build in Multifamily due to deterioration in overall loan performance. The provision for credit losses of $1.8 billion for the third quarter of 2022 was primarily driven by a credit reserve build in Single-Family due to deterioration in housing market conditions, including lower observed and forecasted house price appreciation.
Non-interest expense was $2.6 billion, up 41% year-over-year, primarily driven by an accrual of $0.3 billion for an adverse judgment at trial and a decrease in credit enhancement recoveries due to a decline in expected credit losses on covered loans.
Summary of Consolidated Statements of Income and Comprehensive Income

(Dollars in millions)	3Q 2023	2Q 2023	Change	3Q 2022	Change
Net interest income	$4,749	$4,523	$226	$4,554	$195
Non-interest income	941	816	125	627	314
Net revenues	5,690	5,339	351	5,181	509
(Provision) benefit for credit losses	263	537	(274)	(1,796)	2,059
Non-interest expense	(2,576)	(2,204)	(372)	(1,825)	(751)
Income before income tax expense	3,377	3,672	(295)	1,560	1,817
Income tax expense	(692)	(728)	36	(247)	(445)
Net income	2,685	2,944	(259)	1,313	1,372
Other comprehensive income (loss), net of taxes and reclassification adjustments	19	(54)	73	(181)	200
Comprehensive income	$2,704	$2,890	($186)	$1,132	$1,572

Conservatorship metrics (in millions)
Net worth	$44,661	$41,957	$2,704	$35,230	$9,431
Senior preferred stock liquidation preference	114,605	111,715	2,890	106,746	7,859
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—
Cumulative draws from Treasury	71,648	71,648	—	71,648	—

Freddie Mac Third Quarter 2023 Financial Results
November 1, 2023

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	3Q 2023	2Q 2023	Change	3Q 2022	Change
Net interest income	$4,534	$4,295	$239	$4,363	$171
Non-interest income	393	65	328	58	335
Net revenues	4,927	4,360	567	4,421	506
(Provision) benefit for credit losses	304	638	(334)	(1,784)	2,088
Non-interest expense	(2,310)	(2,028)	(282)	(1,653)	(657)
Income before income tax expense	2,921	2,970	(49)	984	1,937
Income tax expense	(598)	(589)	(9)	(141)	(457)
Net income	2,323	2,381	(58)	843	1,480
Other comprehensive income (loss), net of taxes and reclassification adjustments	(6)	2	(8)	(39)	33
Comprehensive income	$2,317	$2,383	($66)	$804	$1,513
Third Quarter 2023
Net income of $2.3 billion, up 176% year-over-year.
•Net revenues were $4.9 billion, up 11% year-over year. Net interest income was $4.5 billion, up 4% year-over-year, primarily driven by higher investments net interest income as a result of higher short-term interest rates, partially offset by lower deferred fee income due to slower mortgage prepayment activity.
•Benefit for credit losses was $0.3 billion for the third quarter of 2023, primarily driven by a credit reserve release due to increases in observed and forecasted house price appreciation. The provision for credit losses of $1.8 billion for the third quarter of 2022 was primarily driven by a deterioration in housing market conditions, including lower observed and forecasted house price appreciation.
•Non-interest expense was $2.3 billion for the third quarter of 2023, up 40% year-over-year, primarily driven by an allocation of $250 million for the accrual for an adverse judgment at trial and a decrease in credit enhancement recoveries due to a decline in expected credit losses on covered loans.

Freddie Mac Third Quarter 2023 Financial Results
November 1, 2023

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	3Q 2023	2Q 2023	Change	3Q 2022	Change
New Business Statistics:
Single-Family homes funded (in thousands)	271	258	13	392	(121)
Purchase borrowers (in thousands)	233	217	16	297	(64)
Refinance borrowers (in thousands)	38	41	(3)	95	(57)
Affordable to low- to moderate-income families (%)(1)	56	55	1	56	—
First-time homebuyers (%)(2)	50	52	(2)	49	1
Average estimated guarantee fee rate (bps)	55	57	(2)	54	1
Weighted average original loan-to-value (LTV) (%)	78	79	(1)	78	—
Weighted average original credit score	753	751	2	747	6
UPB covered by new CRT issuance (in billions)	$8	$56	($48)	$136	($128)
Portfolio Statistics:
Average estimated guarantee fee rate (bps)	48	48	—	48	—
Weighted average current LTV (%)	53	54	(1)	53	—
Weighted average current credit score	756	756	—	756	—
Loan count (in millions)	13.7	13.6	0.1	13.6	0.1
Credit-Related Statistics:
Loan workout activity (in thousands)	18	20	(2)	28	(10)
Credit enhancement coverage (%)	62	62	—	61	1
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
Business Highlights
•The percentage of new acquisitions represented by purchase loans increased in the third quarter of 2023, compared to the third quarter of 2022, as refinance activity slowed due to higher mortgage interest rates. First-time homebuyers represented 50% of new single-family home purchase loans.
•The UPB of mortgage loans covered by CRT transactions issued during the third quarter of 2023 decreased compared to the third quarter of 2022 due to a decrease in loan acquisition activity in recent quarters and changes in business strategy and market conditions.
•Single-Family loan workout activity decreased to 18,000 from 28,000 in the third quarter of 2022, as the seriously delinquent loan population continued to decline.
•Credit enhancement coverage of the Single-Family mortgage portfolio increased to 62% at September 30, 2023, up from 61% at September 30, 2022.

Freddie Mac Third Quarter 2023 Financial Results
November 1, 2023

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	3Q 2023	2Q 2023	Change	3Q 2022	Change
Net interest income	$215	$228	($13)	$191	$24
Non-interest income	548	751	(203)	569	(21)
Net revenues	763	979	(216)	760	3
(Provision) benefit for credit losses	(41)	(101)	60	(12)	(29)
Non-interest expense	(266)	(176)	(90)	(172)	(94)
Income before income tax expense	456	702	(246)	576	(120)
Income tax expense	(94)	(139)	45	(106)	12
Net income	362	563	(201)	470	(108)
Other comprehensive income (loss), net of taxes and reclassification adjustments	25	(56)	81	(142)	167
Comprehensive income	$387	$507	($120)	$328	$59
Third Quarter 2023
Net income of $0.4 billion, down 23% year-over-year.
•Net revenues remained $0.8 billion, essentially unchanged year-over-year.
•Provision for credit losses was $41 million in the third quarter of 2023, driven by a credit reserve build due to deterioration in overall loan performance.
•Non-interest expense was $0.3 billion, up 55% year-over-year, primarily driven by an allocation of $63 million for the accrual for an adverse judgment at trial.

Freddie Mac Third Quarter 2023 Financial Results
November 1, 2023

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	3Q 2023	2Q 2023	Change	3Q 2022	Change
New Business Statistics:
Number of rental units financed (in thousands)(1)	118	114	4	150	(32)
Affordable to low-income families (%)(2)	66	67	(1)	75	(9)
Affordable to low- to moderate-income families (%)(3)	90	90	—	96	(6)
Weighted average original LTV (%)	60	58	2	59	1
Weighted average original debt service coverage ratio	1.26	1.27	(0.01)	1.31	(0.05)
UPB covered by new CRT issuance (in billions)	$17	$16	$1	$11	$6
Portfolio Statistics:
Average guarantee fee rate charged (bps)	46	45	1	43	3
Credit-Related Statistics:
Credit enhancement coverage (%)	95	94	1	95	—
(1) Includes rental units financed by supplemental loans.
(2) Eligible units acquired affordable to families earning at or below 80% of AMI.
(3) Eligible units acquired affordable to families earning at or below 120% of AMI.
Business Highlights
•The company provided financing for 118,000 multifamily rental units. 66% of the eligible multifamily rental units financed were affordable to low-income families.
•The Multifamily delinquency rate increased to 0.24% at September 30, 2023 primarily driven by an increase in delinquent loans in our senior housing and small balance loan portfolios. 94% of the delinquent loans in the Multifamily mortgage portfolio have credit enhancement coverage, while 95% of all loans in the Multifamily mortgage portfolio have credit enhancement coverage.
•The UPB of mortgage loans covered by new CRT transactions increased in the third quarter of 2023, compared to the third quarter of 2022, primarily due to the issuance of Multifamily Credit Insurance Pool (MCIP) and Structured Credit Risk (SCR) Trust note transactions. There were no MCIP or SCR Trust note transactions in the third quarter of 2022.

Freddie Mac Third Quarter 2023 Financial Results
November 1, 2023

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at September 30, 2023.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in September 2023. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $114.6 billion on September 30, 2023 based on the increase in the Net Worth Amount during the second quarter of 2023, and will increase to $117.3 billion on December 31, 2023 based on the increase in the Net Worth Amount during the third quarter of 2023.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and the company’s Third Quarter 2023 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on November 1, 2023 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/eokmx68e. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Mahesh Lal (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends including, but not limited to, changes in observed and forecasted house price appreciation, its market share, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, banking crises or failures, the effects of natural disasters, other catastrophic events, and significant climate change effects and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in economic and market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, the impact of any downgrade in our credit ratings or those of the U.S. government, and the impacts of legislation or regulations and new or amended accounting guidance, that could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, and Current Reports on Form 8-

Freddie Mac Third Quarter 2023 Financial Results
November 1, 2023

K, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac makes home possible for millions of families and individuals by providing mortgage capital to lenders. Since its creation by Congress in 1970, the company has made housing more accessible and affordable for homebuyers and renters in communities nationwide. The company is building a better housing finance system for homebuyers, renters, lenders, and taxpayers. Learn more at FreddieMac.com, Twitter @FreddieMac and Freddie Mac’s blog FreddieMac.com/blog.

Freddie Mac Third Quarter 2023 Financial Results
November 1, 2023

FREDDIE MAC
Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(In millions, except share-related amounts)	3Q 2023	2Q 2023	3Q 2022
Net interest income
Interest income	$26,799	$25,755	$21,894
Interest expense	(22,050)	(21,232)	(17,340)
Net interest income	4,749	4,523	4,554
Non-interest income
Guarantee income	301	309	125
Investment gains, net	555	411	415
Other income	85	96	87
Non-interest income	941	816	627
Net revenues	5,690	5,339	5,181
(Provision) benefit for credit losses	263	537	(1,796)
Non-interest expense
Salaries and employee benefits	(418)	(405)	(387)
Credit enhancement expense	(634)	(590)	(542)
Benefit for (decrease in) credit enhancement recoveries	(103)	(108)	210
Legislative assessments expense	(757)	(751)	(753)
Other expense	(664)	(350)	(353)
Non-interest expense	(2,576)	(2,204)	(1,825)
Income before income tax expense	3,377	3,672	1,560
Income tax expense	(692)	(728)	(247)
Net income	2,685	2,944	1,313
Other comprehensive income (loss), net of taxes and reclassification adjustments	19	(54)	(181)
Comprehensive income	$2,704	$2,890	$1,132
Net income	$2,685	$2,944	$1,313
Amounts attributable to senior preferred stock	(2,704)	(2,890)	(1,132)
Net income attributable to common stockholders	($19)	$54	$181
Net income per common share	($0.01)	$0.02	$0.06
Weighted average common shares (in millions)	3,234	3,234	3,234

Freddie Mac Third Quarter 2023 Financial Results
November 1, 2023

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
(In millions, except share-related amounts)	2023	2022
Assets
Cash and cash equivalents (includes $655 and $707 of restricted cash and cash equivalents)	$5,354	$6,360
Securities purchased under agreements to resell	115,161	87,295
Investment securities, at fair value	39,443	38,701
Mortgage loans held-for-sale (includes $8,071 and $3,218 at fair value)	13,905	12,197
Mortgage loans held-for-investment (net of allowance for credit losses of $6,948 and $7,391 and includes $1,309 and $1,214 at fair value)	3,060,822	3,022,318
Accrued interest receivable, net	9,526	8,529
Deferred tax assets, net	4,875	5,777
Other assets (includes $5,798 and $5,890 at fair value)	22,555	27,156
Total assets	$3,271,641	$3,208,333
Liabilities and equity
Liabilities
Accrued interest payable	$8,451	$7,309
Debt (includes $2,597 and $3,047 at fair value)	3,202,097	3,145,832
Other liabilities (includes $1,128 and $759 at fair value)	16,432	18,174
Total liabilities	3,226,980	3,171,315
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $114,605 and $107,878)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings	(38,042)	(45,666)
AOCI, net of taxes, related to:
Available-for-sale securities	(71)	(84)
Other	(98)	(104)
Total AOCI, net of taxes	(169)	(188)
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	44,661	37,018
Total liabilities and equity	$3,271,641	$3,208,333
The table below presents the carrying value and classification of the assets and liabilities of consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.
	September 30,	December 31,
(In millions)	2023	2022
Assets:
Cash and cash equivalents (includes $566 and $610 of restricted cash and cash equivalents)	$567	$611
Securities purchased under agreements to resell	10,786	9,703
Investment securities, at fair value	82	126
Mortgage loans held-for-investment, net	3,019,212	2,971,601
Accrued interest receivable, net	8,594	7,944
Other assets	5,536	5,019
Total assets of consolidated VIEs	$3,044,777	$2,995,004
Liabilities:
Accrued interest payable	$7,280	$6,619
Debt	3,027,175	2,979,070
Total liabilities of consolidated VIEs	$3,034,455	$2,985,689